EXHIBIT 3.1(C)

                           CERTIFICATE OF AMENDMENT
                                      OF
                        CERTIFICATION OF INCORPORATION
                                      OF
                         OF VIMRX PHARMACEUTICALS INC.

                  -------------------------------------------

                    Pursuant to Section 242 of the General
                   Corporation Law of the State of Delaware

                  -------------------------------------------


          VIMRx Pharmaceuticals Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

          1. The name of the Corporation is VIMRx Pharmaceuticals Inc. and the name under which the Corporation originally was incorporated was "Cellular Immunology Corporation."

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 30, 1986.

          3. The Amended and Restated Certificate of Incorporation of the Corporation, as heretofore amended or supplemented (the "Certificate of Incorporation"), is hereby further amended by striking out "Article IV" and substituting in lieu thereof a new "Article IV" changing the authorized capital stock of the Corporation to read as follows:

          FOURTH:

               The authorized capital stock of the Corporation shall consist of one hundred twenty million (120,000,000) shares, consisting of one hundred twenty million (120,000,000) shares of Common Stock, each having a par value of $.001 (the "Common Stock").

          4. The amendment to the Certificate of Incorporation herein certified has been duly adopted in the manner and by the vote prescribed by
Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate be signed by a duly authorized officer of the Corporation and attested by its Secretary this 20th day of June, 1996.


                                        VIMRx PHARMACEUTICALS INC.


                                        By: /s/ Richard L. Dunning
                                            ------------------------------
                                            Richard L. Dunning, President
                                             and Chief Executive Officer


Attest:



By: /s/ Lowell S. Lifschultz
    --------------------------
    Lowell S. Lifschultz,
    Secretary

                                       2